Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No.1 of this Registration Statement on Form S-4 of RMR Mortgage Trust of our reports dated February 24, 2021 and February 25, 2020, relating to the financial statements of RMR Mortgage Trust as of December 31, 2020 and RMR Real Estate Income Fund as of December 31, 2019, respectively, appearing in this Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such prospectus.

/s/ RSM US LLP

Boston, Massachusetts

July 22, 2021